EXHIBIT 10.1

EXECUTION VERSION

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

AMENDED AND RESTATED NOTE PURCHASE AND
PRIVATE SHELF AGREEMENT
$120,000,000 3.19% SERIES C SENIOR NOTES DUE JULY 1, 2022
$50,000,000 3.21% SERIES D SENIOR NOTES DUE OCTOBER 31, 2023
$25,000,000 3.08% SERIES E SENIOR NOTES DUE OCTOBER 30, 2024

Dated as of October 30, 2019

EXHIBITS AND SCHEDULES
PURCHASER SCHEDULE
INFORMATION SCHEDULE

EXHIBIT A-1        --    FORM OF SERIES C NOTE
EXHIBIT A-2        --    FORM OF SERIES D NOTE
EXHIBIT A-3        --    FORM OF SERIES E NOTE
EXHIBIT A-4        --    FORM OF SHELF NOTE
EXHIBIT B        --    FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C        --    FORM OF REQUEST FOR PURCHASE
EXHIBIT D        --    FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT E        --    FORM OF REAFFIRMATION OF GUARANTY
EXHIBIT F-1        --    FORM OF OPINION OF TRANSACTION PARTIES’
COUNSEL (SERIES A NOTES)
EXHIBIT F-2        --    FORM OF OPINION OF TRANSACTION PARTIES’
COUNSEL (SHELF NOTES)
EXHIBIT G        --    FORM OF GUARANTY OF PAYMENT OF DEBT
EXHIBIT H        --    FORM OF INDUCEMENT AGREEMENT

SCHEDULE 6B(1)    --    LIENS
SCHEDULE 8A    --    SUBSIDIARIES
SCHEDULE 8G    --    AGREEMENTS RESTRICTING INDEBTEDNESS

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
One Applied Plaza
Cleveland, Ohio 44115
As of October 30, 2019
PGIM, Inc. (“Prudential”)
Each of the Purchasers
named in the Purchaser Schedule
attached hereto as holders of
the Existing Notes (collectively,
the “Existing Holders”)
Each of the Purchasers
named in the Purchaser Schedule
attached hereto as purchasers of
Series E Notes (the “Effective Date Purchasers”)
Each other Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement (the “Agreement”) as hereinafter provided (together with the Existing Holders and the
Effective Date Purchasers, collectively, the “Purchasers”)
Ladies and Gentlemen:
The undersigned, Applied Industrial Technologies, Inc., an Ohio corporation (the “Company”), hereby agrees with Prudential, the Existing Holders, the Effective Date Purchasers and the other Purchasers as follows:
INTRODUCTION
The Company, Prudential and the Existing Holders are parties to a Private Shelf Agreement, dated as of November 27, 1996 (as amended by the letter amendment dated as of January 30, 1998, the letter amendment dated as of November 5, 1998, the letter amendment dated as of October 24, 2000, the letter amendment dated as of November 14, 2003, the letter amendment dated as of February 25, 2004, the letter amendment dated as of March 30, 2007, the letter amendment dated as of February 16, 2010, the letter amendment dated as of February 4, 2013, the letter amendment dated as of October 30, 2014, the letter amendment dated as of October 23, 2015, the letter amendment dated as of December 23, 2015, the letter amendment dated as of January 31, 2018 and the letter amendment dated June 29, 2018, the “Existing Agreement”). Under the Existing Agreement, the Company has issued and sold, and certain of the Existing Holders have purchased the following senior notes of the Company:
(i)    A Series of its senior promissory notes (the “Series C Notes”) in the original aggregate principal amount of $120,000,000, all of which is outstanding, dated the date of issue thereof, maturing July 1, 2022, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 3.19% per annum (or the rate of interest otherwise specified therein) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and substantially in the form of Exhibit A-1 attached hereto. The terms “Series C Note” and “Series C Notes” as used herein shall include each Series C Note delivered pursuant to any provision of the Existing Agreement or this Agreement and each Series C Note delivered in substitution or exchange for any such Series C Note pursuant to any such provision; and
(ii)    A Series of its senior promissory notes (the “Series D Notes”) in the original aggregate principal amount of $50,000,000, all of which is outstanding, dated the date of issue thereof, maturing October 31, 2023, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 3.21% per annum (or the rate of interest otherwise specified therein) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and substantially in the form of Exhibit A-2 attached hereto. The terms “Series D Note” and “Series D Notes” as used herein shall include each Series C Note delivered pursuant to any provision of the Existing Agreement or this Agreement and each Series D Note delivered in substitution or exchange for any such Series D Note pursuant to any such provision.
The Company, Prudential, the Existing Holders and the Effective Date Purchasers desire to enter into this Agreement so as to, among other things (i) amend and restate the Existing Agreement to read as set forth herein, (ii) provide for the Series C Notes and Series D Notes to be outstanding under and subject to the terms of this Agreement and (iii) provide for the issuance and sale of the Series E Notes. Effective upon the execution and delivery hereof by the Company, Prudential, the Existing Holders and the Effective Date Purchasers agree that (a) the Existing Agreement shall be amended and restated in its entirety to read as set forth in this Agreement and (b) each of the Series C Notes and Series D Notes shall be deemed to be outstanding under this Agreement and be entitled to the benefits hereof.
Accordingly, effective upon the satisfaction of the conditions set forth in paragraph 3A hereof, the parties hereto agree that the Existing Agreement is amended and restated in its entirety to read as set forth in this Agreement and that each of the Series C Notes and Series D Notes shall be deemed to be outstanding under this Agreement and be entitled to the benefits hereof and all references therein to the “Agreement” as defined in any Series C Note or Series D Note, shall be deemed to be a reference to this Agreement.
1.    AUTHORIZATION OF ISSUE OF NOTES.
1A. Authorization of Issue of Series E Notes. The Company will authorize the issuance of its senior unsecured promissory notes in the aggregate principal amount of $25,000,000 (the “Series E Notes”), to be dated the date of issue thereof, to mature October 30, 2024, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 3.08% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of the Series E Notes the outstanding principal balance of the Series E Notes shall bear interest from and after the date of such Event of Default and until such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A-3 attached hereto. The terms “Series E Note” and “Series E Notes” as used herein shall include each such Series E Note delivered pursuant to any provision of this Agreement and each such Series E Note delivered in substitution or exchange for any other Series E Note pursuant to any such provision.
1B.    Authorization of Issue of Shelf Notes. The Company will authorize the issue of its senior promissory notes (herein called the “Shelf Notes”) in the aggregate principal amount of $270,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than fifteen (15) years after the issuance thereof, to have an average life, in the case of each Note so issued, of no more than fifteen (15) years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum (and to have such other particular terms consistent with the terms of this Agreement) as shall be set forth in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2F, and to be substantially in the form of Exhibit A-4 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” or “Notes” as used herein shall include each Shelf Note (whether designated a Series A Note, Series B Note or Series C Note, etc.) delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) which are otherwise designated a “Series” hereunder or in the Confirmation of Acceptance whether or not the foregoing conditions are satisfied, are herein called a “Series” of Notes.
2.    PURCHASE AND SALE OF NOTES.
2A.    Purchase and Sale of Series E Notes. The Company hereby agrees to sell to each Effective Date Purchaser and, subject to the terms and conditions herein set forth, each Effective Date Purchaser agrees to purchase from the Company the aggregate principal amount of Series E Notes set forth opposite such Effective Date Purchaser’s name in the Purchaser Schedule attached hereto at l00% of such aggregate principal amount. On October 30, 2019 (herein called the “Effective Date”), the Company will tender to each Effective Date Purchaser, at the offices of Schiff Hardin LLP at 233 South Wacker Drive, Suite 7100, Chicago, Illinois 60606, one or more Series E Notes to be purchased by such Effective Date Purchaser registered in the name of such Effective Date Purchaser, or, at such Effective Date Purchaser’s option, in the name of its nominee, evidencing the aggregate principal amount of Series E Notes to be purchased by such Effective Date Purchaser and in the denomination or denominations specified with respect to such Effective Date Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Effective Date Purchasers delivered prior to the Effective Date.

2B.    Facility. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, the aggregate principal amount of Notes referred to in paragraph 1B, minus the aggregate outstanding principal amount of Notes pursuant to this Agreement, minus the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
2C.    Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earliest of (i) October 30, 2022, (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the termination of the Facility under paragraph 7A of this Agreement, and (iv) the acceleration of any Note under paragraph 7A of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2D.    Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and shall not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (semi-annually or quarterly in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not more than thirty (30) days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Private Shelf Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 hereof are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default (and that no Event of Default or Default shall arise as the result of the purchase and sale of such Shelf Notes), and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2E.    Rate Quotes. As soon as practicable and in any event not later than five (5) Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may, but shall be under no obligation to, provide (by telephone and promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes until such balance shall have become due and payable, at which a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof. Such rate quotes shall be made and determined by Prudential in accordance with the internal methods and procedures then used by Prudential to price comparable transactions with companies similarly situated with similar credit risks.

2F.    Acceptance. Within the Acceptance Window with respect to any interest rate quotes provided pursuant to paragraph 2E, the Company may, subject to the terms of paragraph 2G, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the applicable Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return the applicable Confirmation of Acceptance to Prudential within three Business Days following receipt of a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2G.    Market Disruption. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2F and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F, the domestic market for U.S. Treasury securities, derivatives or other financial instruments shall have closed or there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities, derivatives or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

2H.    Private Shelf Closing. Not later than 11:30 A.M. (New York City local time) on the Private Shelf Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Private Capital, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, or at such other place as Prudential may have directed, the Accepted Notes to be purchased by such Purchaser in the form of a single Accepted Note for the Accepted Notes which have exactly the same terms (or such greater number of Notes in authorized denominations as such Purchaser may request) dated the Private Shelf Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Shelf Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Private Shelf Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3A shall not have been fulfilled by the time required on such scheduled Private Shelf Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Private Shelf Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Private Shelf Closing Day (the “Rescheduled Closing Day”)) and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if any, in accordance with paragraph 2I(2) or (y) such closing is to be cancelled as provided in paragraph 2I(3). In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Private Shelf Closing Day, notify the Company in writing that such closing is to be cancelled as provided in paragraph 2I(3). Notwithstanding anything to the contrary contained in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing which consent shall not be unreasonably denied.

2I.    Fees.
2I(1). Issuance Fee. On each Closing Day (other than the Effective Date), the Company agrees to pay Prudential in immediately available funds a fee (the “Issuance Fee”) in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day.
2I(2). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Private Shelf Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and

(b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (the “Delayed Delivery Fee”) calculated as follows:
(BEY - MMY) X DTS/360 X Full Price
where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Private Shelf Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the immediately preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “Full Price” means the principal amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Private Shelf Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.
2I(3). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2F or the penultimate sentence of paragraph 20 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:
PI X Full Price
where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “Full Price” has the meaning set forth in paragraph 2I(2), above. The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data selected by Prudential). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. If the Price Increase is zero or negative, there will be no Cancellation Fee.

3.    CONDITIONS OF CLOSING. The effectiveness of this Agreement and any Purchaser’s obligation to purchase and pay for any Notes, is subject in each case to the satisfaction, on or before the applicable Closing Day for such Notes, of the conditions set forth in paragraph 3A.
3A(1). Certain Documents. Such Purchaser, or, in the case of the Effective Date, Prudential, the Existing Holders and the Effective Date Holders, shall have received original counterparts or, if satisfactory to such Person, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Person dated the date of the applicable Closing Day unless otherwise indicated, and, on the applicable Closing Day, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
(i)the Note(s) to be purchased by such Purchaser on such Closing Day in the form of Exhibit A-3 or Exhibit A-4 hereto, as applicable;

(ii)a Guaranty of Payment of Debt substantially in the form of Exhibit G to this Agreement made by each Person which, as of the Effective Date, is a borrower, co-borrower, obligor or co-obligor under, or is obligated under a Guarantee with respect to any Debt outstanding or incurrable under, the Credit Agreement in favor of the holders of the Notes (together with any other Guarantee pursuant to which the Notes are guarantied and with any joinder to any such Guaranty of Payment of Debt or any such other Guarantee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Guaranty of Payment of Debt”);

(iii)on any Closing Day other than the Effective Date, a Reaffirmation of Guaranty of Payment of Debt (each such Reaffirmation of Guaranty of Payment of Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time, a “Reaffirmation of Guaranty”) in the form of Exhibit E hereto made by each Person which is a Guarantor as of such Closing Day;

(iv)a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company (and, on the Effective Date, each Guarantor) certifying, among other things (a) as to the name, titles and true signatures of the officers of such Person authorized to sign the Transaction Documents to which such Person is a party being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of such Person, certified by the Secretary of State of the state of organization of such Person as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Person which were duly adopted and are in effect as of such Closing Day and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, and (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of such Person, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of such Person or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof; provided, however, that with respect to any Closing Day subsequent to the Effective Date, if none of the matters certified to in the certificate delivered by the Company under this clause (iv) on any prior Closing Day have changed and the resolutions referred to in sub-clause (d) of this clause (iv) authorize the execution and delivery of the Notes and other Transaction Documents being delivered on such subsequent Closing Day, then such Person may, in lieu of the certificate described above, deliver a Secretary’s Certificate signed by its Secretary or Assistant Secretary certifying that there have been no changes to the matters certified to in the certificate delivered by such Person delivered on such prior Closing Day under this clause (iv);

(v)    a certificate of corporate or other type of entity and tax good standing for the Company and each Guarantor from the Secretary of State of the state of organization of the Company and each such Guarantor, in each case dated as of a recent date; and

(vi)    such other certificates, documents and agreements as such Purchaser may reasonably request.
3A(2). Opinion of Prudential’s Special Counsel. Such Purchaser shall have received from Schiff Hardin LLP, or such other counsel who is acting as special counsel for such Purchaser in connection with the purchase of such Notes, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.
3A(3). Opinion of Company’s Counsel. Such Purchaser shall have received from Calfee, Halter & Griswold LLP, special counsel to the Company and those Guarantors organized under the laws of Delaware or Ohio (or such other counsel designated by the Company and acceptable to such Purchaser), a favorable opinion satisfactory to such Purchaser, dated such Closing Day, and substantially in the form of Exhibit F-1 attached hereto (in the case of the Closing Day for the Series E Notes) or Exhibit F-2 attached hereto (in the case of any other Closing Day) and as to such other matters as such Purchaser may reasonably request. The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinions and to allow such Purchaser to rely on such opinions, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such request and authorization, and understands and agrees that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion.

3A(4). Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 and in the other Transaction Documents shall be true on and as of such Closing Day (except to the extent a representation relates to a prior date in which case such representation shall be true as of such prior date), both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby and by the other Transaction Documents to take place on or about the Closing Day; there shall exist on such Closing Day no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby and by the other Transaction Documents (and, to the extent there were no Notes outstanding at any point during the 12 month period ending on such Closing Day, assuming that the provisions of paragraph 6 applied during such 12 month period); the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before such Closing Day; and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to each such effect.
3A(5). Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on such Closing Day on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than ordinary income taxes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such factual certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes to be issued on such Closing Day or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.
3A(6). Payment of Fees. The Company shall have paid to Prudential and such Purchaser in immediately available funds any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2I(1) and any Delayed Delivery Fee due pursuant to paragraph 2I(2).
3A(7). Fees and Expenses. Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of any special counsel to the Purchasers in connection with this Agreement or the transactions contemplated hereby.
3A(8). Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
3A(9). Sale of Notes of Same Series to Other Purchasers. The Company shall have tendered to the other Purchasers (if any) the Notes of the same Series to be purchased by them at the closing.
4.    PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and under the circumstances specified in paragraphs 4B and 4E.
4A.Required Prepayment of Notes.
4A(1). Required Prepayments of Series C Notes. Until the Series C Notes shall be paid in full, the principal amounts specified in the Series C Notes, together with interest thereon to the prepayment dates, shall become due on the prepayment dates specified in the Series C Notes (provided that upon any prepayment of the Series C Notes pursuant to paragraph 4B the principal amount of each required prepayment of the Series C Notes becoming due under this paragraph 4A(1) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment). The remaining outstanding principal amount of the Series C Notes, together with any accrued and unpaid interest thereon, shall become due on July 1, 2022, the maturity date of the Series C Notes.
4A(2). Required Prepayments of Series D Notes. Until the Series D Notes shall be paid in full, the principal amounts specified in the Series D Notes, together with interest thereon to the prepayment dates, shall become due on the prepayment dates specified in the Series D Notes (provided that upon any prepayment of the Series D Notes pursuant to paragraph 4B the principal amount of each required prepayment of the Series D Notes becoming due under this paragraph 4A(2) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series D Notes is reduced as a result of such prepayment). The remaining outstanding principal amount of the Series D Notes, together with any accrued and unpaid interest thereon, shall become due on October 31, 2023, the maturity date of the Series D Notes.
4A(3). Required Prepayments of Series E Notes. The outstanding principal amount of the Series E Notes, together with any accrued and unpaid interest thereon, shall become due on October 30, 2024, the maturity date of the Series E Notes.
4A(4). Required Prepayments of Shelf Notes. Until each respective Series of Shelf Notes shall be paid in full, each respective Series of Shelf Notes shall be subject to such required prepayments, if any, as are specified for such Series of Shelf Notes in accordance with the provisions of paragraph 2D hereof. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment as specified in the respective Series of Shelf Notes.

4B.    Optional Prepayment with Yield-Maintenance Amount. Subject to the limitations set forth below, the Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in $100,000 increments and not less than $2,000,000 per occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note so prepaid; provided that during any period when an Event of Default has occurred and is continuing, any optional prepayment of Notes pursuant to this paragraph 4B shall be applied pro rata to all outstanding Notes of all Series. Any partial prepayment of the Notes of any Series pursuant to this paragraph 4B shall be applied, at the election of the Company (which election shall be specified in the notice of prepayment given pursuant to paragraph 4C below), (a) in satisfaction of the required payments of principal in the inverse order of their scheduled due dates, (b) in satisfaction of the required payment of principal (including the principal due on the applicable maturity date) on a pro rata basis, or (c) in satisfaction of the required payments of principal in the direct order of their scheduled due dates.

4C.    Notice of Optional Prepayment. The Company shall give to the holder of each Note of a Series irrevocable written notice of any optional prepayment pursuant to paragraph 4B with respect to such Series not less than 15 days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such holder to be prepaid on that date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4B. Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

4D.    Partial Payments Pro Rata. In the case of each prepayment pursuant to paragraphs 4A or 4B of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series according to the respective unpaid principal amounts thereof.

4E.    Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than (i) by prepayment pursuant to paragraphs 4A or 4B or (ii) upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions; provided that during any period when an Event of Default has occurred and is continuing, any offer to prepay or otherwise retire Notes pursuant to this paragraph 4E shall be made pro rata to all outstanding Notes of all Series. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D. Notwithstanding the foregoing, in the event that (i) the Company at any time requests in writing the approval by the holders of the Notes of a merger, acquisition, recapitalization or reorganization, the consummation of which would result in an Event of Default or Default hereunder, and (ii) the Required Holders shall have failed to grant such approval within ninety (90) days of the date of such written request, then the

Company may, subject to the terms of the first sentence of this paragraph 4E and simultaneously with the consummation of such prohibited transaction, prepay the Notes of the nonconsenting holders at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to such Note within one hundred fifty (150) days of the date of the written request, without any requirement to also prepay other holders.
5.    AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding or unpaid, the Company covenants as follows:
5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder:
(i)as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified by an authorized financial officer of the Company as fairly presenting in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, however, that delivery (which may be by delivery of an electronic version or by providing notice and free access to a version that may be downloaded from the Company’s website) within the time period specified above pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);
(ii)as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income, stockholders’ equity, and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be unqualified and without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery (which may be by delivery of an electronic version or by providing notice and free access to a version that may be downloaded from the Company’s website) within the time period specified above pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

(iii)    promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), excluding registration statements on Form S-8; provided, however, that the delivery requirement with respect to any such financial statements, proxy statements, notices and reports may be satisfied by delivery of an electronic version or by providing notice and access to a version that may be downloaded from the Company’s website;

(iv)    promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(v)    within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and

(vi)    with reasonable promptness, such other financial data as such Significant Holder may reasonably request.
Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that, to the best of their knowledge based upon reasonable inquiry, there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a report of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.
The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B.    Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C.    Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder’s expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants and, if a Default or Event of Default shall be continuing, to examine the corporate books and financial records of the Company and its Subsidiaries and obtain copies thereof or extracts therefrom, all at such reasonable times as the Company and such Significant Holder shall agree but in any event within three Business Days from request of any Purchaser and during normal business hours.

5D.    Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless the prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

5E.    Maintenance of Insurance. The Company covenants that it and each Subsidiary shall maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as is ordinarily carried by companies similarly situated in the same or similar lines of business.

5F.    Compliance with Laws. Without limiting Paragraph 6B(11), the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5G.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file any such return or pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the failure to file such return or the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5H. Excess Leverage Fee. Without limiting the Company’s obligations under paragraph 6A(2) hereof:
(i)If the Leverage Ratio is greater than (A) from March 31, 2019 through March 30, 2020, 4.00 to 1.00 or (B) from and after March 31, 2020, 3.75 to 1.00 as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required by paragraph 5A during a Leverage Ratio Step-Up Period, then, in addition to the interest accruing on the Notes, the Company agrees to pay to each holder of a Note a fee (an “Acquisition Excess Leverage Fee”) computed on the daily average outstanding principal amount of such Notes during the fiscal quarter immediately succeeding such fiscal quarter (such succeeding fiscal quarter, an “Applicable Quarter”) at a rate of 1.25% per annum. The Acquisition Excess Leverage Fee with respect to each Note for any period during which such fee accrues shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears within three Business Days after the earlier of (A) the date the financial statements and related compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) are delivered pursuant to paragraph 5A and (B) the date such financial statements and related compliance certificate are required to be delivered pursuant to paragraph 5A. The payment and acceptance of any Acquisition Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by paragraph 5A(i) or 5A(ii) hereof or the related compliance certificate required by paragraph 5A hereof for a fiscal quarter or fiscal year for which the Leverage Ratio Step-Up Period is in effect by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 4.00 to 1.00 solely for the purposes of this paragraph 5H(i).

(ii)Without limiting the provisions of paragraph 5H(i), (A) during the period from January 1, 2018 through December 31, 2018 (the “Initial Period”) and (B) during each fiscal quarter thereafter for which the Leverage Ratio is greater than or equal to 2.00 to 1.00 as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required by paragraph 5A, (each such fiscal quarter being an “Additional Fiscal Quarter” and, together with the Initial Period, each an “Applicable Period”) in addition to the interest accruing on the Existing Notes, the Company agrees to pay to each holder of an Existing Note a fee (an “Additional Excess Leverage Fee”; the

Additional Excess Leverage Fee and the Acquisition Excess Leverage Fee are collectively referred to herein as the “Excess Leverage Fee”) computed on the daily average outstanding principal amount of such Existing Notes during (x) the Initial Period at the rate per annum equal to 1.25% and (y) any Additional Fiscal Quarter at the rate per annum as set forth in the table below:

Leverage Ratio	Additional Excess Leverage Fee
Greater than or equal to 3.50 to 1.00	1.25%
Greater than or equal to 3.00 to 1.00 and less than 3.50 to 1.00	0.50%
Greater than or equal to 2.00 to 1.00 and less than 3.00 to 1.00	0.25%

The Additional Excess Leverage Fee with respect to each Existing Note for any Applicable Period shall be calculated on the same basis as interest on such Existing Note is calculated and shall be paid in arrears within three Business Days after (I) with respect to the Initial Period, the end of each fiscal quarter ending during the Initial Period and (II) with respect to each Additional Fiscal Quarter, upon the earlier of (A) the date the financial statements and related compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) are delivered pursuant to paragraph 5A and (B) the date such financial statements and related compliance certificate are required to be delivered pursuant to paragraph 5A. The payment and acceptance of any Additional Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by paragraph 5A(i) or 5A(ii) hereof or the related compliance certificate required by paragraph 5A hereof for a fiscal quarter or fiscal year by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 3.50 to 1.00 solely for the purposes of this paragraph 5H(ii).
6.    NEGATIVE COVENANTS. Unless the Required Holders shall otherwise consent in writing, the Company agrees to observe and perform each of the negative covenants set forth below so long as any Note shall remain outstanding.
6A(1). Interest Coverage Ratio. The Company shall not suffer or permit at any time the Interest Coverage Ratio to be less than 3.00 to 1.00.
6A(2). Leverage Ratio. The Company shall not suffer or permit at any time the Leverage Ratio to exceed the lesser of (i) the maximum amount then permitted pursuant to any Material Indebtedness Agreement and (ii)(A) 4.25 to 1.00 from the Amendment (2018) Effective Date through March 30, 2019, (B) 4.00 to 1.00 from March 31, 2019 through March 30, 2020, and (C) 3.75 to 1.00 from March 31, 2020 and thereafter. Notwithstanding the foregoing, during any Leverage Ratio Step-Up period, the applicable ratio set forth in clauses (ii)(B) and (ii)(C) above shall increase by 0.25 to 1.00 so long as the Credit Agreement includes a substantially similar ability to increase the maximum permitted leverage ratio contained therein on account of a Material Acquisition Event.

6B.    Credit and Other Restrictions. The Company covenants that it will not and will not permit any Subsidiary to:
6B(1). Lien Restrictions. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of Notes in accordance with the provisions of paragraph 5D hereof), except:

(i)Liens for taxes or other governmental charges not yet due or which are being actively contested in good faith by appropriate proceedings;

(ii)Liens incidental to the conduct of its business or the ordinary operation or use of its property which were not incurred in connection with the borrowing of money or obtaining credit or advances;

(iii)Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary;

(iv)Liens existing on the Effective Date and identified on Schedule 6B(1) hereto;

(v)Liens relating to the ledger balances, consignments, and other similar arrangements and other Liens (including Liens consisting of Capitalized Lease Obligations and/or purchase money security interests) to secure Debt, provided that (x) the Debt to which the Lien relates is permitted by paragraph 6B(2) and (y) the aggregate amount of Debt (plus, without duplication, the aggregate amount of such ledger balances, consignments and other similar arrangements) secured by such Liens does not exceed at any time $75,000,000;

(vi)Liens consisting of survey exceptions, minor encumbrances, easements and rights of way, or zoning or other restrictions as to the use of real properties; provided, however, that such Liens in the aggregate do not materially impair the usefulness of such property in the business of the Company and its Subsidiaries, taken as a whole;

(vii)pledges or deposits in the ordinary course of business in connection with (A) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (B) public utility services provided to the Company or a Subsidiary;

(viii)deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(ix)Liens securing judgments for the payment of money not constituting an Event of Default under paragraph 7A(xii) hereof;

(x)Liens (A) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(xi)    any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement that are entered into in the ordinary course of business;

(xii)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (A) interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, or (B) secure any Debt;

(xiii)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(xiv)    Liens on accounts receivable and related assets customarily sold or pledged in connection with a securitization transaction that is otherwise permitted hereby, and on the proceeds thereof.
Except for guaranties permitted or contemplated by paragraph 6B(10) or with respect to banker’s liens arising by operation of law or pledges of cash collateral to secure a defaulting lender’s letter of credit funding obligations under the Credit Agreement (so long as, in the case of such banker’s liens and cash collateral pledges, the Company is in compliance with clause (v) of this paragraph 6B(1), with the amount of Debt secured by such banker’s liens and cash collateral pledges being equal, for the purpose of determining compliance with such clause (v), to the lesser of (A) the value of assets subject to such banker’s liens and cash collateral pledges or (B) the outstanding amount of the Debt as to which such banker’s liens or cash collateral pledges may be exercised), neither the Company nor any Subsidiary is permitted to create, incur, assume or suffer to exist any Lien upon any property or assets to secure any obligations under the Credit Agreement.
6B(2). Debt Restriction. Create, incur, assume or suffer to exist any Debt, except:

(i)Debt in existence on the Effective Date;

(ii)Debt of any Subsidiary to the Company or to any other Subsidiary; and

(iii)additional Debt of the Company and/or any Subsidiary subject to the proviso set forth below;
provided, however, (x) that the aggregate principal amount of consolidated Debt of the Company and its Subsidiaries shall not exceed at any time an amount equal to 70% of Consolidated Capitalization and (y) Priority Debt shall not exceed at any time an amount equal to 20% of Consolidated Net Worth.

6B(3). Loans, Advances and Investments. Make or permit to remain outstanding loans or advances to, or own, purchase or acquire any stock obligations or securities of, or any other interest in, or make any capital contributions to, any Person (collectively, “Investments”), except that the Company or any Subsidiary may:
(i)make or permit to remain outstanding loans or advances to any Subsidiary;

(ii)own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

(iii)acquire and own (a) stock of the Company so long as no Default or Event of Default exists after giving effect to the acquisition thereof and (b) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary

(iv)own, purchase or acquire prime commercial paper, banker’s acceptances and certificates of deposit in the United States and Canadian commercial banks (having capital resources in excess of $100 million U.S.), repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government;

(v)make or permit to remain outstanding relocation, travel and other like advances to officers and employees in the ordinary course of business;

(vi)permit to remain outstanding Investments existing on the Effective Date;

(vii)make and maintain Investments consisting of the debt or equity interests held by or deferred purchase price payable to the Company or any Subsidiary in a securitization transaction permitted hereby; and

(viii)make other Investments not in excess of 20% of Consolidated Net Worth.
6B(4). Disposition of Certain Assets. Sell, lease, transfer or otherwise dispose of any assets of the Company or any Subsidiary other than in an Excluded Transfer, unless the net book value of the assets sold, leased, transferred or otherwise disposed of outside of the ordinary course of business in the then most recent 24 month period together with the net book value of any assets then proposed to be sold, leased, transferred or otherwise disposed of outside of the ordinary course of business do not exceed 30% of Consolidated Net Worth. For purposes of this paragraph and paragraph 6B(2), a sale of the Company’s or its Subsidiaries’ receivables in connection with financing of the Company or any of its Subsidiaries under a securitization program shall be deemed to constitute Debt of the Company or any such Subsidiary and not a sale of assets.

6B(5). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or debt of any Subsidiary, except to the Company or any Subsidiary, and except that all shares of stock and debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for fair market value (as determined in good faith by the Board of Directors of the Company) provided that the net book value of the assets of such Subsidiary, together with the net book value of the assets of the Company and any other Subsidiaries sold during the then most recent 24 month period do not exceed 30% of Consolidated Net Worth.
6B(6). Merger and Consolidation. Merge with or consolidate into any other company, except (i) Subsidiaries may be merged into the Company, (ii) the Company may merge with another entity provided that the Company is the surviving corporation and no Default or Event of Default under this Agreement would exist after giving effect to the merger or as a result thereof, (iii) any Subsidiary may be merged with or into another corporation provided that the surviving corporation is a Subsidiary (in the case of a merger that does not involve the Company) or the Company and no Default or Event of Default would exist after giving effect to the merger or as a result thereof, or (iv) the Company may be merged into a Subsidiary or a newly created entity organized under the laws of any state of the United States which has conducted no previous business and at the time of such merger shall have no liabilities, if, in either case, the surviving corporation assumes the obligations of the Company under the Notes in a manner reasonably satisfactory to the Required Holders of the Notes and no Default or Event of Default shall exist after giving effect to the merger or as a result thereof.
6B(7). Sale or Discount of Receivables. Sell with recourse, discount or pledge any of its notes receivable or accounts receivable other than receivables sold constituting Debt under clause (vii) of the definition thereof provided that (i) the aggregate face amount of all such receivables sold shall not exceed $200,000,000, and (ii) after giving effect to such sale, the Company is in compliance with paragraph 6B(2).
6B(8). Lease Obligations. Lease real property or personal property (excluding data processing equipment, vehicles, and other equipment leased in the ordinary course of business) for terms exceeding three years if after giving effect thereto the aggregate amount of all payments in any fiscal year payable by the Company and its Subsidiaries would exceed an aggregate of 15% of Consolidated Net Worth.
6B(9). Restricted Transactions. Deal directly or indirectly with an Affiliate, any Person related by blood, adoption, or marriage to any Affiliate or any Person owning 5% or more of the Company’s stock on terms that shall be less favorable to the Company or such Subsidiary than those that might be obtained at the time in a transaction with a Person that is not an Affiliate of a Company; provided that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of the Company or such Subsidiary or an Affiliate of the Company or such Subsidiary; (b) any transaction among the Company and/or one or more of its Subsidiaries, in each case which the Company reasonably determines in good faith is beneficial to the Company and its Subsidiaries as a whole and that is not entered into for the purpose of hindering the holders of the Notes of their rights or remedies thereunder or under this Agreement; (c) any employment agreement, employee benefit plan, stock option plan, officer, director, consultant or employee indemnification agreement (and the payment of indemnities and fees pursuant to such arrangements) or any similar arrangement entered into by the Company or any Subsidiary in the ordinary course of business; (d) loans to employees or officers to the extent permitted under paragraph 6B(3); (e) loans and investments in foreign Subsidiaries permitted under paragraph 6B(3) hereof; or (f) any transaction in respect of which the Company delivers to a letter addressed to the Board of Directors of the Company from an account, appraisal or investment banking firm, in each case of nationally recognized standing that is (i) in the good faith determination of the Company qualified to render such letter, and (ii) reasonably satisfactory to the Required Holders, which letter states that such transaction is on terms that are no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.
6B(10).    Other Subsidiary Guaranties. The Company covenants that it will not permit any Subsidiary organized under the laws of the United States or any state thereof (a “U.S. Subsidiary”) to create, issue, incur, assume or become subject to or liable under any guarantee with respect to any Material Indebtedness Agreement unless such U.S. Subsidiary promptly executes and delivers to the holders of the Notes a Guaranty of Payment of Debt substantially in the form of Exhibit G hereto. Notwithstanding the foregoing, the Company covenants that it will not permit any Subsidiary to create, issue, incur, assume or become subject to or liable under any guarantee with respect to the Credit Agreement unless such Subsidiary promptly executes and delivers to the holders of the Notes a Guaranty of Payment of Debt substantially in the form of Exhibit G hereto; provided, however, that the foregoing shall not apply to any guaranty created, issued, incurred or assumed by a Subsidiary organized under the laws of a jurisdiction other than the United States or any state thereof (a “Non-U.S. Subsidiary”) in respect of Debt incurred by any other Non-U.S. Subsidiary pursuant to the Credit Agreement so long as such Non-U.S. Subsidiary that creates, issues, incurs or assumes such guaranty has not also created, issued, incurred or assumed a guaranty in respect of Debt incurred by the Company or any U.S. Subsidiary pursuant to the Credit Agreement. At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor will be automatically discharged and released from the Guaranty of Payment of Debt if (i) such Subsidiary Guarantor has been released and discharged as an obligor and/or guarantor under each Material Indebtedness Agreement, (ii) concurrently with such release the Company shall deliver a certificate of a Responsible Officer of the Company to Prudential and the holders of the Notes to the effect that (a) all obligations of such Subsidiary Guarantor in respect of each Material Indebtedness Agreement have been released and discharged (or, concurrently with the release of such Subsidiary Guarantor under the Guaranty of Payment of Debt, will be released and discharged) and such Subsidiary Guarantor is not obligated as an obligor or guarantor under any Material Indebtedness Agreement, and (b) at the time of such release and discharge, no Default or Event of Default exists and (iii) in the event any fee or other form of consideration is given to any holder of Indebtedness under any Material Indebtedness Agreement for the purpose of such release or discharge, the holders of the Notes shall receive proportional consideration. If any Subsidiary Guarantor shall be released in accordance with this paragraph 6B(10) upon written request from (and at the expense of) the Company, Prudential and the holders of the Notes shall confirm to the Company that the relevant Subsidiary Guarantor has been released from the Guaranty of Payment of Debt.
6B(11).    Economic Sanctions, Etc. The Company covenants that it will not, and will not permit any Controlled Entity to (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of any Notes) with any Person if such investment, dealing or transaction (a) would cause any holder of any Notes or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
6B(12).    Other Covenants. In the event that the Company or any of its Subsidiaries shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants contained therein shall be more restrictive than the covenants set forth herein, then the Company and its Subsidiaries shall be bound hereunder by such more restrictive covenants with the same force and effect as if such covenants were written herein; provided, however that none of (a) the mandatory prepayments set forth in Section 2.12(c) of the Credit Agreement (as in effect on the Amendment (2018) Effective Date), (b) the covenants of a servicer (acting as servicer) under a permitted receivables securitization facility, (c) the covenants of any seller of receivables and related assets (acting as such) under a permitted receivables securitization facility, and (d) the covenants of the special purpose entity under any permitted receivables securitization facility, shall be considered covenants for the purposes of this paragraph 6B(12).
6B(13).    Acquisitions. Effect an Acquisition; provided that the Company or a Subsidiary may effect any Acquisition so long as:

(i)in the case of an Acquisition that involves a merger, amalgamation or other combination with the Company, the Company shall be the surviving entity;

(ii)in the case of an Acquisition that involves a merger, amalgamation or other combination with any Subsidiary that has provided a Guaranty of Payment of Debt, such Subsidiary shall be the surviving entity;

(iii)the Company and the Subsidiaries shall be in full compliance with this Agreement, the Notes and each Guaranty of Payment of Debt both prior to and after giving pro forma effect to such Acquisition; and

(iv)no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist.
6B(14).    Restricted Payments. Make or commit itself to make any Capital Distribution at any time, except that (i) the Company may declare and pay dividends with respect to its equity interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their equity interests, (iii) the Company may make Capital Distributions pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (iv) the Company and each Subsidiary may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of equity interests or the exercise of stock options, and (v) the Company may make other Capital Distributions so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist.
7.    EVENTS OF DEFAULT.
7A.    Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)the Company defaults in the payment of any principal of, or YieldMaintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii)the Company defaults in the payment of any interest on or Excess Leverage Fee payable with respect to any Note for more than five (5) days after the date due; or

(iii)(A) (1) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (including any obligation under a conditional sale or other title retention agreement entered into as a means of acquiring the subject property, any obligation issued or assumed as full or partial payment for property if secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any of the foregoing obligations are issued or created (or if any other event thereunder or under any such agreement shall occur and be continuing), and the effect of such default under clause (1) above or failure or event under clause (2) above is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $30,000,000; or (B) the Company or any Subsidiary fails to perform or observe any term or condition of any agreement or lease (other than those specified in clause (A) of this paragraph 7A(ii) beyond any applicable grace period with respect thereto (or if any other event thereunder shall occur and be continuing beyond any applicable grace period), if the effect of such failure or event is to cause, or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity or require the repurchase, redemption or defeasance of such obligation, provided that the aggregate amount of all obligations as to which such failure or other event causing or permitting acceleration or requiring the repurchase, redemption or defeasance shall exceed $30,000,000; or

(iv)    any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

(v)    the Company fails to perform or observe any agreement contained in paragraph 6; or

(vi)    the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

(vii)    the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii)    any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix)    the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x)    any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xi)    any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii)    anyone or more unpaid or unsatisfied judgments or decrees in excess of $30,000,000 in the aggregate at any one time outstanding is entered against the Company and/or its Subsidiaries, excluding those judgments or decrees (A) that shall have been stayed, vacated or bonded, (B) which are not final and non-appealable, provided that the Company or such Subsidiary is contesting any such judgment or decree in good faith and by appropriate proceedings diligently pursued, (C) for and to the extent the Company or any Subsidiary is insured and with respect to which the insurer specifically has assumed responsibility in writing therefor, (D) for and to the extent the Company or any Subsidiary are otherwise indemnified if the terms of such indemnification are satisfactory to the Required Holders or (E) that have been outstanding for less than 60 days; or

(xiii)    (a) The validity, binding effect or enforceability of this Agreement, any Note or any Guaranty of Payment of Debt against the Company or any Subsidiary party to a Guaranty of Payment of Debt shall be contested by the Company or any such Subsidiary; (b) the Company or any Subsidiary party to a Guaranty of Payment of Debt shall deny that it has any or further liability or obligation thereunder; or (c) this Agreement, any Note or any Guaranty of Payment of Debt shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the holders of the Notes the material benefits purported to be created thereby, in any such case except in accordance with its terms; or

(xiv)    [reserved]; or

(xv)    a Change in Control shall occur; or

(xvi)    (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (C) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (D) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (A)

through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Paragraph 7A(xvi), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA;
then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and the Facility shall automatically terminate, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and Prudential may at its option, by notice in writing to the Company, terminate the Facility. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.
7B.    Rescission of Acceleration. At any time after any or all of the Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.    Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D.    Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
8.    REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:
8A. Organization; Power and Authority. The Company is a corporation duly organized and existing in good standing under the laws of the State of Ohio, each Subsidiary Guarantor is a corporation or other legal entity existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and the Company has and each Subsidiary Guarantor has the corporate or other power to own its respective property and to carry on its respective business as now being conducted. As of the Effective Date, the names and jurisdictions of incorporation of each Subsidiary are set forth on Schedule 8A attached hereto. The Company and each Subsidiary Guarantor has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents has been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action by the Company and each Subsidiary Guarantor which is a party thereto, and this Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of the Company and each Subsidiary Guarantor which is a party thereto and are valid obligations of the Company each such Subsidiary Guarantor, legally binding upon and enforceable against the Company and each such Subsidiary Guarantor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).Financial Statements. The Company has furnished Prudential and each Purchaser of any Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and a consolidated statement of income, stockholders’ equity and statement of cash flows of the Company and its Subsidiaries for each such year, all certified by Deloitte & Touche LLP (or such other independent public accountants of recognized national standing selected by the Company or other accounting firm as may be reasonably acceptable to such Purchaser); and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present in all material respects the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present in all material respects the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

8C.    Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

8D.    Outstanding Debt. Neither the Company nor any Subsidiary has any Debt outstanding except as permitted by paragraph 6B(2). There exists no payment default or other default in any material respect under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

8E.    Title to Properties. To the best knowledge of the Responsible Officers based upon reasonable inquiry, the Company has, and each Subsidiary has, good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business or in compliance with paragraph 6B(4), provided, that in connection with the making of this representation in connection with the issuance of any Series of Shelf Notes, any such dispositions outside of the ordinary course shall have been disclosed to Prudential in the applicable Request for Purchase), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). The Company and each Subsidiary enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which could be reasonably expected to materially affect or impair the operation of such businesses. All such leases are valid and subsisting and are in full force and effect.

8F.    Taxes. To the best knowledge of the Responsible Officers based upon reasonable inquiry, the Company has, and each Subsidiary has, filed all Federal, State and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting princi-ples.

8G.    Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than Liens permitted by this Agreement) pursuant to, the charter or code of regulations of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), nor to the best of the Responsible Officers’ knowledge based upon reasonable inquiry, any instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

8H.    Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I.    Use of Proceeds. The proceeds of the sale of any Shelf Notes will be used for the purposes stated in the relevant Request for Purchase. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes transaction a “purpose credit” within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Private Shelf Closing Day for such Notes an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect. The Company is not a Person described in Section 1 of the Anti-Terrorism Order and none of the proceeds from the issuance of the Notes will, to the Company’s knowledge, directly or indirectly, be transferred to or used for the benefit of any such Person.

8J.    ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The represen-tation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

8K.    Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement.

8L.    Environmental Compliance. To the best knowledge of the Responsible Officers based upon reasonable inquiry, the Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

8M.    Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

8N.    Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future can be reasonably expected to (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by the Company prior to the date hereof in connection with the transactions contemplated hereby.

8O.    Section 144A. The Notes are not of the same class as securities, if any, of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P.    Foreign Assets Control Regulations, Etc.

(1)Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(2)Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(3)No part of the proceeds from the sale of the Notes hereunder:

(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (2) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any
Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(4)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
8Q.    Regulatory Status. Neither the Company nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended. Neither the Company nor any Subsidiary is subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

9.    REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A.    Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B.    Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95- 60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)    the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)    he Source is a governmental plan; or

(vii)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
10.    DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:
10A. Yield-Maintenance Terms.
“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Designated Spread” shall mean (i) 0.50% with respect to the Series C Notes, Series D Notes and Series E Notes and (ii) unless otherwise specified in the Confirmation of Acceptance with respect thereto, 0.50% for any other Series of Notes.
“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Private Capital’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Private Capital’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.
“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
10B. Other Terms.
“Acceptance” shall have the meaning specified in paragraph 2F.
“Acceptance Day” shall have the meaning specified in paragraph 2F.
“Acceptance Window” shall mean, with respect to any interest rate quote made by Prudential pursuant to paragraph 2D, the time period designated by Prudential during which the Company may elect to accept such interest rate quote as to not less than $5,000,000 in aggregate principal amount of Shelf Note specified in the Request for Purchase.
“Accepted Note” shall have the meaning specified in paragraph 2F.
“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than the Company or any Subsidiary), or any business or division of any Person (other than the Company or any Subsidiary), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than the Company or any Subsidiary), or (c) the acquisition of another Person (other than the Company or any Subsidiary) by a merger, amalgamation or consolidation or any other combination with such Person.
“Affiliate” of any Person shall mean (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person (except, with respect to the Company, a Subsidiary) and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.
“Agent” shall mean the “Administrative Agent” as defined in the Credit Agreement.
“Amendment (2018)” shall mean the Amendment to the Existing Agreement dated as of January 31, 2018 by and among the Company, Prudential and the holders of the Notes.
“Amendment (2018) Effective Date” shall mean the “Effective Date” as defined in the Amendment (2018).
“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Anti-Terrorism Order” shall mean Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001) issued by the President of the U.S. (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).
“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief operating officer, its chief financial officer, its corporate secretary, and any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers.

“Available Facility Amount” shall have the meaning specified in paragraph 2B.

“Banks” shall mean the “Lenders” as defined in the Credit Agreement.

“Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph 7A.

“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).
“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2D hereof only, a day on which PGIM, Inc. is not open for business.
“Canadian Banks” shall mean a Bank that is designated as a Canadian Bank on Schedule 1 to the Credit Agreement.
“Canadian Borrower” shall mean each of the Subsidiaries of the Company set forth on Schedule 2 to the Credit Agreement.

“Cancellation Date” shall have the meaning specified in paragraph 2I(3).

“Cancellation Fee” shall have the meaning specified in paragraph 2I(3).
“Capital Distribution” shall mean a payment made, liability incurred or other consideration given by the Company or a Subsidiary to any Person that is not the Company or a Subsidiary, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of the Company or such Subsidiary, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company or such Subsidiary) in respect of the Company or such Subsidiary’s capital stock or other equity interest.
“Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.
“Change in Control” shall mean:

(a)    the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Stock represented by the issued and outstanding equity interests of the Company;

(b)    if, at any time during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors of the Company cease to be composed of individuals (i) who were members of that board of directors on the first day of such period, (ii) whose election or nomination to that board of directors was approved by individuals referred to in subpart (i) hereof that constituted, at the time of such election or nomination, at least a majority of that board of directors, or (iii) whose election or nomination to that board of directors was approved by individuals referred to in subparts (i) and (ii) hereof that constituted, at the time of such election or nomination, at least a majority of that board of directors; or
(c) the occurrence of a change in control, or other similar provision, as defined in the Credit Agreement or any Material Indebtedness Agreement.
“Closing Day” shall mean the Effective Date or a Private Shelf Closing Day, as the case maybe.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Confirmation of Acceptance” shall have the meaning specified in paragraph 2F.
“Consideration” shall mean, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.
“Consolidated Capitalization” shall mean Consolidated Net Worth of the Company and its Subsidiaries plus Debt.
“Consolidated Depreciation and Amortization Charges” shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Company for such period, as determined on a consolidated basis and in accordance with generally accepted accounting principles.
“Consolidated EBITDA” shall mean, for any period:
(a)    Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of:

(i)Consolidated Interest Expense, including, to the extent not already captured therein, (A) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and (B) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any securitization facility permitted under this Agreement,

(ii)Consolidated Income Tax Expense,

(iii)    Consolidated Depreciation and Amortization Charges,

(iv)    stock option expenses, up to an aggregate amount of $5,000,000 per fiscal year of the Company, and

(v)    [reserved];

(vi)    [reserved];

(vii)    for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, the full pro forma “run rate” cost savings and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of the Company, as certified by a Responsible Officer of the Company in the Officer’s Certificate required to be delivered in connection with the financial statements for such period) related to the Transaction (2018), prior to, on or after the Amendment (2018) Effective Date; provided that (A) substantial steps toward the action necessary to realize such Expected Cost Savings are taken or expected to be taken within 12 months after the Amendment (2018) Effective Date, and (B) the aggregate amount of all such Expected Cost Savings added back in reliance on this subpart (vii) shall not exceed an amount equal to $10,000,000 for all periods;

(viii)    non-capitalized transaction fees and expenses relating to the integration of FCX during the fiscal years of the Company ending June 30, 2018, June 30, 2019 and June 30, 2020, in an aggregate amount not to exceed $10,000,000 for all periods;

(ix)    other amounts for items similar to the categories set forth in the foregoing subparts (vii) and (viii) incurred in connection with a material Acquisition, in each case as agreed to by the Required Holder(s) in its commercially reasonable discretion;

(x)    all other non-cash charges and related tax effects thereon (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period)
(i)
(xi)    unusual, non-recurring or extraordinary losses or charges and related tax effects thereon, in an aggregate amount not to exceed five percent (5%) of Consolidated EBITDA as calculated pursuant to this definition without reference to this clause (xi); and

(xii)    indemnification or insurance payments (not already included in Consolidated Net Income) received in cash by a Company from third parties for charges, losses, expenses (including litigation expenses, fees and charges) or write offs that previously reduced Consolidated Net Income and were never added back to Consolidated EBITDA; minus

(b)    to the extent included in Consolidated Net Income for such period, non-
cash gains and related tax effects thereon, and unusual, non-recurring or extraordinary gains and related tax effects thereon;
provided that, for any period during which (1) an Acquisition is made with Consideration in excess of $2,500,000 or (2) a Disposition with Consideration in excess of $2,500,000 occurs, Consolidated EBITDA shall be recalculated to include (or exclude, as applicable) the “EBITDA” of the acquired company or attributable to the disposed assets (in each case, with appropriate pro forma adjustments acceptable to the Required Holder(s) and calculated on the same basis as set forth in this definition).
“Consolidated Income Tax Expense” shall mean, for any period, all provisions for taxes based on the gross or net income of the Company (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of the Company, determined on a consolidated basis and in accordance with generally accepted accounting principles.
“Consolidated Interest Expense” shall mean, for any period, the interest expense of the Company for such period, determined on a consolidated basis and in accordance with generally accepted accounting principles.
“Consolidated Net Worth” shall mean, at any time, the stockholders’ equity of the Company determined as of such date on a consolidated basis and in accordance with generally accepted accounting principles.
“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“County Bonds Guaranty” shall have the meaning assigned to such term in the Inducement Agreement.
“Credit Agreement” shall mean the Credit Agreement, dated as of January 31, 2018, among the Company, the lenders identified therein and KeyBank National Association, as Administrative Agent, as amended, modified, supplemented, restated, replaced or refinanced from time to time.
“Debt” shall mean for the Company and its Subsidiaries (excluding in all cases trade payables payable in the ordinary course of business by the Company and its Subsidiaries and all earn-out, take-or-pay or similar obligations to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) the fair value (as disclosed on the Company’s quarterly financial statements, prepared on a quarterly basis and reported to the

Securities and Exchange Commission in 10-Q and 10-K reports) of all obligations (contingent or otherwise) under any letter of credit, banker’s acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management or hedging device, (e) all synthetic leases, (f) all Capitalized Lease Obligations, (g) all obligations of the Company and its Subsidiaries with respect to asset securitization financing programs to the extent that there is recourse against the Company or any Subsidiary or the Company or any Subsidiary is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by the Company or any Subsidiary to finance its operations or capital requirements, and (j) any guaranty of any obligation described in subparts (a) through (i) above.
“Default Rate” shall mean with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% per annum above the rate of interest stated in such Note, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its prime rate.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2I(2).

“Domestic Subsidiary” shall mean a Subsidiary that is not a Foreign Subsidiary.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.
“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Excess Leverage Fee” shall have the meaning specified in paragraph 5H.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Transfer” shall mean any sell, lease, transfer or other disposition of any assets of the Company or any Subsidiary which is either (i) made in the ordinary course of business or (ii) made to the Company or any Subsidiary and after giving effect to such transaction the Company’s ultimate percentage ownership of the assets sold, leased, transferred or other disposed of has not been reduced (giving the Company appropriate credit for indirect ownership of assets by virtue of ownership through any Subsidiary but only to the extent of the Company’s percentage ownership of such Subsidiary).

“Existing Agreement” shall have the meaning specified in the Introduction to this Agreement.
“Existing Notes” shall mean the Series C Notes and the Series D Notes.
“Facility” shall have the meaning specified in paragraph 2B.
“FCX” shall mean FCX Group Holdings, LP, a Delaware limited partnership.
“FCX Acquisition” shall mean the direct or indirect acquisition by the Company of all of the equity interests of FCX pursuant to the Agreement and Plan of Merger, dated January 8, 2018, by and among the Company, Fortress Merger Holding Sub LLC, Fortress Merger Sub LP, FCX Group Holdings, LP, FCX Group GP, LLC and Harvest Partners, LP.
“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, a State thereof or the District of Columbia.
“Funded Debt” shall mean with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date on which Funded Debt is to be determined.
“Governmental Authority” shall mean
(a)    the government of

(i)the United States of America or any state or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty of Payment of Debt” shall have the meaning specified in paragraph 3A(1)(ii).

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.
“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.
“Inducement Agreement” shall mean that certain Inducement Agreement dated as of March 1, 1996 between the Company and Prudential, a copy of which is attached hereto as Exhibit H.
“Interest Coverage Ratio” shall mean, for the most recently completed four fiscal quarters of the Company, on a consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.
“Institutional Investor” shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

“Issuance Fee” shall have the meaning specified in paragraph 2I(1).

“Issuance Period” shall have the meaning specified in paragraph 2C.
“Leverage Ratio” shall mean at any time, on a consolidated basis, the ratio of (a) Net Indebtedness (as of the end of the most recently completed fiscal quarter of the Company), to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Company).
“Leverage Ratio Step-Up Period” shall mean a four consecutive fiscal quarter period of the Company that meets the following criteria: (a) a Material Acquisition Event shall have occurred during the first fiscal quarter of such period, and (b) by no later than thirty (30) days after the last day of the first fiscal quarter of such period, the Company shall have notified each Significant Holder that such period is to be designated a “Leverage Ratio Step-Up Period” in writing; provided that (i) the designation of a Leverage Ratio Step-Up Period shall be available to the Company only after each holder of Notes shall have received, with respect to each Acquisition that is a part of such Material Acquisition Event, (A) the historical financial statements of the target entity of such Acquisition, and (B) pro forma financial statements of the Company and its Subsidiaries accompanied by a certificate of an Authorized Officer showing pro forma compliance with paragraphs 6A(1) and 6A(2) hereof, both before and after (assuming implementation of the Leverage Ratio Step-Up Period) giving effect to such Acquisition and (ii)

the Company shall not be entitled to designate more than two such Leverage Ratio Step-Up Periods during the term of this Agreement.
“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.
“Material Acquisition Event” shall mean the date the Company or any Subsidiary that has provided a Guaranty of Payment of Debt to the holders of Notes completes an Acquisition the Consideration for which is greater than or equal to Fifty Million Dollars ($50,000,000).
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.
“Material Indebtedness Agreement” shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with Funded Debt of the Company or any Subsidiary equal to or in excess of the amount of Fifty Million Dollars ($50,000,000).
“Material Subsidiary” shall mean any Subsidiary that has aggregate assets of greater than $25,000,000, but shall exclude in all events each Subsidiary established solely in connection with an asset securitization permitted under this Agreement for the acquisition of receivables and related assets or interests therein, and that is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of its other Subsidiaries in the event the Company or any such other Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law).
“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“Net Indebtedness” shall mean, at any time the excess, if any, of (a) Debt of the Company and its Subsidiaries on a consolidated basis as of such date, over (b) the Unrestricted Domestic Cash Amount as of such date; provided, however, that, notwithstanding the actual amount, no more than Eighty Million Dollars ($80,000,000) of the Unrestricted Domestic Cash Amount may be used to calculate Net Indebtedness.
“Notes” shall have the meaning specified in paragraph I.
“OFAC” shall mean the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for overseeing, administering and enforcing. A list of OFAC Sanctions Programs
may    be    found    at    http://www.treasury.gov/resource-
center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
“Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.
“Priority Debt” shall mean, as of any time of determination thereof, the aggregate amount, without duplication, of (i) all obligations of the Company or Subsidiaries secured by Liens permitted by clauses (iv) or (v) of paragraph 6B(1) and (ii) Debt of Subsidiaries, other than (a) Debt of the Canadian Borrowers owed to the Canadian Banks under the Credit Agreement, (b) [reserved], (c) Debt owed by a Subsidiary to the Company or another Subsidiary, and (d) all Debt of any Subsidiary that has provided a Guaranty of Payment of Debt under this Agreement.
“Private Shelf Closing Day” for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Shelf Note in the Request for Purchase of such Shelf Note, provided that if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 20, the Private Shelf Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such Closing.
“Project Bond Guaranty” shall have the meaning assigned to such term In the Inducement Agreement.
“Prudential” shall mean PGIM, Inc.
“Prudential Affiliate” shall mean any Affiliate of Prudential.

“Purchasers” shall mean, with respect to any Accepted Notes the Persons, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes.

“Reaffirmation of Guaranty” shall have the meaning specified in paragraph 3A(1)(iii).

“Request for Purchase” shall have the meaning specified in paragraph 2D.

“Required Holder(s)” shall mean, with respect to the Notes of any series, at any time, the holder or holders of at least 50.01% of the aggregate principal amount of the Notes of such series outstanding at such time.
“Rescheduled Closing Day” shall have the meaning specified in paragraph 2H.
“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Series” shall have the meaning specified in paragraph 1B.
“Series C Notes” shall have the meaning specified in the Introduction to this Agreement.
“Series D Notes” shall have the meaning specified in the Introduction to this Agreement.
“Series E Notes” shall have the meaning specified in paragraph 1A.
“Shelf Note” and “Shelf Notes” shall have the meanings specified in paragraph 1B.
“Significant Holder” shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or any amount remains available under the Facility or (ii) any other holder of at least 10% of the aggregate principal amount of any Series of Notes from time to time outstanding. To the extent that any notice or document is required to be delivered to the Significant Holders under this Agreement, such requirement shall be satisfied with respect to Prudential and all Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate).
“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” shall mean any corporation, association, partnership, limited partnership, limited liability company, joint venture or other business entity of which more than 80% of the Voting Stock, membership interests or other equity interests is owned or controlled directly or indirectly by the Company, or one or more of the Subsidiaries of the Company, or a combination thereof.
“Subsidiary Guarantor” shall mean each Subsidiary that is a party to a Guaranty of Payment of Debt.
“Transaction (2018)” shall mean, collectively, (a) the consummation of the FCX Acquisition on the Amendment (2018) Effective Date, (b) the execution and effectiveness of Amendment (2018), (c) the incurrence of loans under the Credit Agreement on the Amendment

(2018) Effective Date and the use of proceeds thereof, (d) [reserved] and (e) the payment of the fees and expenses incurred by the Company in connection with any of the foregoing (including, for clarification, fees and expenses incurred by the Company in connection with the bridge credit facility contemplated to be entered into in connection with the FCX Acquisition).
“Transaction Documents” shall mean this Agreement, the Notes, each Guaranty of Payment of Debt, each Reaffirmation of Guaranty, and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate of the Company in connection with this Agreement.
“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.
“Unrestricted Domestic Cash Amount” shall mean, at any date, that portion of the Company’s or a Domestic Subsidiary’s aggregate cash and cash equivalents that is on deposit with one or more Lenders (as defined in the Credit Agreement) party to the Credit Agreement and that is not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person.
“U.S. Economic Sanctions” shall mean United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing.
“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
10C. Accounting Principles, Terms and Determinations. All references in this Agreement to “general accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles. Notwithstanding the foregoing, if any change in generally accepted accounting principles from those applied in the preparation of the financial statements referred to in paragraph 8B is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the initial application of which change is made after the date of this Agreement, and any such change results in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree that until such time as the parties hereto agree upon an amendment to this Agreement addressing such change, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place. The parties hereto agree to enter into good faith negotiations in order to amend the affected provisions so as to reflect such accounting changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such changes as if such changes had not been made. When used herein, the term “financial statement” shall include the notes and schedules thereto. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Notwithstanding the foregoing, any lease which is required to be characterized as an operating lease under GAAP as in effect on the Amendment (2018) Effective Date shall continue to be treated as an operating lease for all purposes of this Agreement after the Amendment (2018) Effective Date despite any changes in GAAP occurring after the Amendment (2018) Effective Date, and any such lease payments shall not be considered Capitalized Lease Obligations hereunder.

11. MISCELLANEOUS.
11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, and any other amounts becoming due hereunder or under any other Transaction Document, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 Noon, New York City local time, on the date due) to (i) such Purchaser’s account or accounts specified in the Purchaser Schedule attached hereto in the case of any Series C Note, Series D Note or Series E Note, (ii) such Purchaser’s account or accounts specified in the applicable Confirmation of Acceptance (in the case of any Shelf Note) or (iii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.
11B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i)(a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Notes;

(ii)document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii)the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case or in connection with any prepayment of the Notes; and

(iv)any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Capital Markets & Investment Analysis Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this

Agreement, with such Capital Markets & Investment Analysis Office or any successor organization acceding to the authority thereof.
The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

11C.    Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any YieldMaintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of any Series of Notes; provided, however, that no such minimum denomination shall apply to Notes issued to, or issued upon transfer by any holder of the Notes to, Prudential or one or more Prudential Affiliates or accounts managed by Prudential or Prudential Affiliates or to any other entity or group of affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E.    Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F.    Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G.    Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not The Company shall not assign its rights under paragraph 2.

11H.    Disclosure to Other Persons. The Company acknowledges that Prudential, each Purchaser and each holder of any Note may deliver copies of any financial statements and other documents delivered to it, and disclose any other information disclosed to it, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any Purchaser or holder of any Note, (iii) any Institutional Investor to which it offers to sell any Note or any part thereof other than a Competitor, (iv) any Institutional Investor to which it sells or offers to sell a participation in all or any part of any Note other than a Competitor, (v) any Institutional Investor from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or (viii) any other Person to which such delivery or disclosure may be necessary (a) in compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which it is a party or (d) in order to enforce its rights under this Agreement. Subject to the disclosure permitted in the first sentence of this paragraph, Prudential, each such Purchaser, each such holder and any Person designated by any of the foregoing Persons under paragraph 5C each agree to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Prudential, such Purchaser or other Person in good faith to protect confidential information of third parties delivered to Prudential, such Purchaser or other Person. “Confidential Information” shall mean financial statements and reports delivered pursuant to paragraph 5A and other non-public information regarding the Company which was obtained pursuant to paragraph 5B or paragraph 5C; provided, however, that such term shall not include information (x) which was publicly known, or otherwise known to you at the time of disclosure, (y) which subsequently becomes publicly known through no act or omission by you or any of your agents or (z) which otherwise becomes known to you other than through disclosure by the Company to you. For purposes of this paragraph, “Competitors” shall mean any Person which has (1) any of the following Standard Industrial Classification Codes (“SIC Codes”): 5084, 5085, and 5063, or (2) a pension or benefit plan maintained by a Person which has any of the foregoing SIC Codes. Prudential and each Purchaser shall be entitled to rely on a certificate from a Person that it is not a “Competitor” of the Company. The Company shall be entitled to modify or supplement in writing the foregoing SIC Codes with the consent of the Required Holders which consent shall not be unreasonably denied. In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, Prudential, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11H, this paragraph 11H shall not be amended thereby and, as between Prudential, such Purchaser or such holder and the Company, this paragraph 11H shall supersede any such other confidentiality undertaking.

11I.    Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or by hand delivery or telecopy and (i) if to Prudential, addressed to Prudential at the address specified for such communications in the Purchaser Schedule attached hereto or to such other address as Prudential shall have specified in writing to the Company, (ii) if to any Purchaser (other than Prudential), addressed to such Purchaser at the address specified in the Purchaser Schedule (or Confirmation of Acceptance (in the case of any Shelf Notes)), or at such other address as any Purchaser shall have specified in writing to the Company, and (iii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified in writing to the Company or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iv) if to the Company, addressed to it at Applied Industrial Technologies, Inc., One Applied Plaza, Cleveland, Ohio 44115, Attention: Vice President, Chief Financial Officer & Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile transmission communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

11J.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or YieldMaintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

11K.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L.    Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M.    Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any

Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the reasonable judgment (exercised in good faith) of the Person or Persons making such determination.

11N.    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11O.    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11J OR TO CT CORPORATION SYSTEM AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE

WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT. THE COMPANY, PRUDENTIAL AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

11P.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11Q.    Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11R.    Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11S.    Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11T.    Transaction References. The Company agrees that Prudential and Prudential Private Capital (or an Affiliate thereof) may, at its expense, (i) refer to its role in establishing the Facility, as well as the identity of the Company, the Existing Notes, Series E Notes and the maximum aggregate principal amount of the Notes and the date on which the Facility was established, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Company’s corporate logo in conjunction with any such reference.

11U.    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by anyone of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

11V. Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential, the Existing Holders and the Effective Date Purchasers, it shall become a binding agreement between the Company, Prudential, the Existing Holders and the Effective Date Purchasers. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.
Very truly yours,

APPLIED INDUSTRIAL
TECHNOLOGIES, INC.

By: /s/ David K. Wells
Name: David K. Wells
Title: Vice President

By: /s/ Fred D. Bauer
Name: Fred D. Bauer
Title: Vice President

The foregoing Agreement is hereby accepted
as of the date first above written.

PGIM, INC.

By: /s/ Michael Gurovitsch
Vice President
PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST
PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By:    Prudential Arizona Reinsurance
Universal Company (as Grantor)
By:    PGIM, Inc. (as Investment Manager)

By:     /s/ Michael Gurovitsch
Title:

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    Prudential Investment Management Japan
Co., Ltd. (as Investment Manager)
By:     PGIM, Inc.
(as Sub-Adviser)

By:     /s/ Michael Gurovitsch
Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:    /s/ Michael Gurovitsch
Vice President
WILLIAM PENN LIFE INSURANCE
COMPANY OF NEW YORK
FARMERS NEW WORLD LIFE INSURANCE
COMPANY
GLOBE LIFE AND ACCIDENT INSURANCE
COMPANY
LIBERTY NATIONAL LIFE INSURANCE
COMPANY
THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY
FAMILY HERITAGE LIFE INSURANCE
COMPANY OF AMERICA
MTL INSURANCE COMPANY
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:    /s/ Michael Gurovitsch
Vice President

PRIVATE PLACEMENT TRUST
INVESTORS, LLC

By:    Prudential Private Placement Investors,
L.P. (as Managing Member)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:    /s/ Michael Gurovitsch
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:     PGIM, Inc.
(as Investment Manager)

By:    /s/ Michael Gurovitsch
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:     PGIM, Inc.
(as Investment Manager)

By:    /s/ Michael Gurovitsch
Vice President

PURCHASER SCHEDULE

[Information is on file with Prudential.]

INFORMATION SCHEDULE
[Information on file with Prudential.]

EXHIBIT A-1
[FORM OF SERIES C NOTE]
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
SENIOR NOTE
(Fixed Rate)
SERIES C
No. 2014 C-__                                    PPN: 03820C A#2
ORIGINAL PRINCIPAL AMOUNT: $
ORIGINAL ISSUE DATE: 1 July 2014
INTEREST RATE: 3.19%
INTEREST PAYMENT DATES: 1 January and 1 July of each year, commencing on 1
January 2015
FINAL MATURITY DATE: 1 July 2022
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:        1 July 2020 - $
1 July 2021 - $
FOR VALUE RECEIVED, the undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby promises to pay to         , or registered assigns, the principal sum of            DOLLARS, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% plus the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York City as its Prime Rate.
Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of the JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
A-1-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019 (the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
[Signature Page Follows]
A-1-2

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

A-1-3

EXHIBIT A-2
[FORM OF SERIES D NOTE]

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

SENIOR NOTE
(Fixed Rate)
SERIES D
No. 2014 D-__                                    PPN: 03820C B*5
ORIGINAL PRINCIPAL AMOUNT: $
ORIGINAL ISSUE DATE: October 30, 2014
INTEREST RATE: 3.21%
INTEREST PAYMENT DATES: April 30 and October 31 of each year, commencing on
April 30, 2015
FINAL MATURITY DATE: October 31, 2023
PRINCIPAL INSTALLMENT DATES AND AMOUNTS: October 31, 2019 - $
FOR VALUE RECEIVED, the undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby promises to pay to         , or registered assigns, the principal sum of            DOLLARS, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% plus the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York City as its Prime Rate.
Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of the JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October
A-2-1

30, 2019 (the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
[Signature Page Follows]
A-2-2

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

A-2-3

EXHIBIT A-3
[FORM OF SERIES E NOTE]
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
3.08% SERIES E SENIOR NOTE DUE OCTOBER 30, 2024
No. _____                                                [Date]
$                                            PPN
FOR VALUE RECEIVED, the undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby promises to pay to     , or registeredassigns, the principal sum of        DOLLARS on October 30, 2024, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the rate of 3.08% per annum from the date hereof, payable semiannually on the 30th day of April and October in each year, commencing with the April 30 or October 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) (i) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and (ii) during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of the Series E Notes, on the entire unpaid principal balance hereof, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 5.08% or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.
Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019 (the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized
A-3-1

in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement, but not otherwise.
This Note is guaranteed pursuant to one or more Guaranty of Payment of Debt executed by certain guarantors. Reference is made to such Guaranty of Payment of Debt for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.
The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.
THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

By: _______________________________________
Name: _____________________________________
Title: ______________________________________
A-3-2

EXHIBIT A-4
[FORM OF SHELF NOTE]
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
SENIOR NOTE
(Fixed Rate)
SERIES __
No. 20__ D-__                                    PPN:
ORIGINAL PRINCIPAL AMOUNT: $
ORIGINAL ISSUE DATE:
INTEREST RATE: ___%
INTEREST PAYMENT DATES:    and    of each year, commencing on
FINAL MATURITY DATE:    __, 20__
PRINCIPAL INSTALLMENT DATES AND AMOUNTS: [    - $______]
FOR VALUE RECEIVED, the undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby promises to pay to         , or registered assigns, the principal sum of            DOLLARS, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) (i) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and (ii) during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of this Series of Notes, on the entire unpaid principal balance hereof, at a rate per annum from time to time equal to the Default Rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand). The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% over the Interest Rate specified above or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.
Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of the JPMorgan Chase Bank, National Association in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
A-4-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019 (the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement) which becomes a party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
[Signature Page Follows]
A-4-2

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:__________________________________________
Name: _______________________________________
Title: ________________________________________

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

A-4-3

EXHIBIT B
[FORM OF DISBURSEMENT DIRECTION LETTER]
[On Company Letterhead - place on one page]
[Date]
[Names and Addresses of
Initial Purchasers]

Re:    3.08% Series E Senior Notes due October 30, 2024 (the “Notes”)

Ladies and Gentlemen:
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019 (the “Note Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement). Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.
You are hereby irrevocably authorized and directed to disburse the $25,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA # ___________________, for credit to the account of __________________, account no. ____________.

Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.
Very truly yours,

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

B-1

EXHIBIT C
[FORM OF REQUEST FOR PURCHASE]
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
REQUEST FOR PURCHASE
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019 (the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
Pursuant to paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

1.Aggregate principal amount of the Notes covered hereby (the “Notes”)
$    1
2.Individual specifications of the Notes:
Principal
Final        Prepayment    Interest
Principal        Maturity    Dates and    Payment
Amount        Date        Amounts    Period2

3.Use of proceeds of the Notes:

4.Proposed day for the closing of the purchase and sale of the Notes:

5.The purchase price of the Notes is to be transferred to:
Name, Address
and ABA Routing    Number of
Number of Bank    Account
1 Minimum principal amount of $5,000,000
2 Specify quarterly or semiannually in arrears
C-1

6.    The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

7.    The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.
Dated:
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

C-2

EXHIBIT D
[FORM OF CONFIRMATION OF ACCEPTANCE]
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
CONFIRMATION OF ACCEPTANCE
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of October 30, 2019 (the “Agreement”), between the Company, on the one hand, and PGIM, Inc., the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule and each “Prudential Affiliate” (as defined in the Agreement), on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement.
Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:
I.    Accepted Notes: Aggregate principal amount $
(A)    (a) Name of Purchaser:
(a)Principal amount:
(b)Final maturity date:
(c)Principal prepayment dates and amounts:
(d)Interest rate:
(e)Interest payment period:
(f)Payment and notice instructions: As set forth on attached Purchaser Schedule
(B)    (a) Name of Purchaser:
(a)Principal amount:
(b)Final maturity date:
(c)Principal prepayment dates and amounts:
(d)Interest rate:
(e)Interest payment period:
(f)Payment and notice instructions: As set forth on attached Purchaser Schedule
[(C), (D)    same information as above.]
I.Closing Day:
II.Issuance Fee:

D-1

Dated:
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

[PRUDENTIAL AFFILIATE]

By: __________________________________________
Vice President

D-2

Schedule 6B(1) Existing Liens

DEBTOR	SECURED PARTY	JURISDICTION	FILE DATE	FILE NUMBER	DESCRIPTION OF COLLATERAL
Applied Industrial	Somerset Leasing	Ohio	11.09.09	OH00138292496	specific leased equipment
Technologies, Inc.	Corp. XVII	Secretary of
		State	09.26.11	20112700264	assignment assignee:
	Bank Financial F.S.B. (FA)		10.16.14	20142890225	Bank Financial F.S.B. (FA) continuation
Applied Industrial	Somerset Leasing Corp. I	Ohio	03.03.11	OH00148521233	specific leased equipment
Technologies, Inc.		Secretary of
		State	01.11.16	20160110544	continuation
Applied Industrial	Somerset Capital	Ohio	04.04.11	OH00149177091	specific leased equipment
Technologies, Inc.	Group, Ltd.	Secretary of
		State	03.04.16	20160640728	continuation
Applied Industrial	Director of the Ohio	Ohio	05.01.14	OH00175867591	personal property, including but not limited
Technologies, Inc.	Development Services Agency	Secretary of State			to building materials, rents, future leases, funds loaned, payment, insurance, book, proceeds
			11.01.18	SR225933	continuation

Schedule 6B(1)

DEBTOR	SECURED PARTY	JURISDICTION	FILE DATE	FILE NUMBER	DESCRIPTION OF COLLATERAL
Applied Industrial	De Lage Landen Financial	Ohio	02.19.16	OH00198023813	Specific leased equipment
Technologies, Inc.	Services, Inc.	Secretary of
		State
			03.31.16	20160950144	amended and restated covered collateral
Applied Industrial	De Lage Landen Financial	Ohio	05.17.16	OH00201037474	Specific leased equipment
Technologies, Inc.	Services, Inc.	Secretary of
		State
Applied Industrial	Red-D-Arc Inc.	Ohio	06.05.17	OH00211881677S	specific leased equipment
Technologies, Inc.		Secretary of
		State
Applied Industrial	AIT Receivables LLC - PNC	Ohio	08.31.18	OH00224445234	receivables
Technologies, Inc.	Bank, National Association, as Administrative Agent	Secretary of State
Applied Industrial	Director of the Ohio	Cuyahoga	05.01.14	201405019001	fixture
Technologies, Inc.	Development Services	County
	Agency
Applied Industrial	United States Steel	Pennsylvania	02.28.14	2014030301865	all hydraulic and lubrication equipment
Technologies, LLC	Corporation	Secretary of
		State
Applied Industrial	Somerset Leasing	Delaware	02.09.11	2011 0478712	specific leased equipment
Technologies, Inc.		Secretary of
	Corp. XVII	State
			01.14.16	20160276681	continuation
ESI Acquisition Corporation	United States Steel	Ohio	03.31.11	OH00149140105	owned equipment
		Secretary of

6B(1)-2

DEBTOR	SECURED PARTY	JURISDICTION	FILE DATE	FILE NUMBER	DESCRIPTION OF COLLATERAL
d/b/a	Corporation	State
Engineered Sales, Inc.			03.03.16	20160630242	confirmation
Engineered Sales, Inc.	Wells Fargo Bank, N.A.	Ohio	01.29.15	OH00182704465	specific equipment, proceeds
		Secretary of
		State
Power Systems, LLC	U.S. Bank Equipment	Ohio	02.05.14	OH00173710659	specific equipment
	Finance	Secretary of
		State
Power Systems, LLC	U.S. Bank Equipment	Ohio	10.10.14	OH00180146227	specific equipment
	Finance	Secretary of
		State
Power Systems, LLC	U.S. Bank Equipment	Ohio	10.10.14	OH00180147906	specific equipment
	Finance	Secretary of
		State
Power Systems, LLC	U.S. Bank Equipment	Ohio	10.27.14	OH00180509035	specific equipment
	Finance	Secretary of
		State
S. G. Morris Co., LLC	United State Steel	Ohio	06.07.06	OH00103035461	specific equipment owned by United States
	Corporation	Secretary of			Steel Corporation
		State
			02.14.11	20110460303	continuation
			06.03.16	20161550288	continuation

6B(1)-3

DEBTOR	SECURED PARTY	JURISDICTION	FILE DATE	FILE NUMBER	DESCRIPTION OF COLLATERAL
Corrosion Fluid Products	United States Steel	Michigan	01.29.09	20090152518	All owned pump/components held by debtor
Corp.	Corporation	Department of State			for storage/repair various contracts/purchase orders continuation
			01.27.14	20140128518
EADS DISTRIBUTION LLC	Wells Fargo Bank, N.A.	Delaware	06.20.14	20142439800	equipment: Forklift
		Secretary of
		State
EADS DISTRIBUTION LLC	Wells Fargo Bank, N.A.	Delaware	08.06.14	20143139904	equipment: Forklift
		Secretary of
		State
EADS DISTRIBUTION LLC	Wells Fargo Bank, N.A.	Delaware	08.11.14	20143212370	equipment: Forklift
		Secretary of
		State
FCX Performance, Inc.	Mitel Leasing, Inc.	Ohio	07.10.13	OH00168687732	rental equipment-security interest only
		Secretary of
		State
FCX Performance, Inc.	Mitel Leasing, Inc.	Ohio	10.01.13	OH00170601160	rental equipment-security interest only
		Secretary of
		State

6B(1)-4

DEBTOR	SECURED PARTY	JURISDICTION	FILE DATE	FILE NUMBER	DESCRIPTION OF COLLATERAL
FCX Performance, Inc.	NEC Financial Services, LLC	Ohio Secretary of State	04.16.14	OH00175427842	leased equipment-master lease agreement
FCX Performance, Inc.	NEC Financial Services, LLC	Ohio Secretary of State	04.16.14	OH00175427953	Progress payment note max. principal of $720,192.98 dtd 4/11/14
R.L. Stone Company, Inc.	Deutsche Bank AG, Acting by and through New York Branch	Department of State New York	07.28.15	201507285834716	Accounts per Supplier Financing Agreement dated 7/28/15

6B(1)-5

Schedule 8A
Subsidiaries

	NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION

*	Air Draulics Engineering Co.	Tennessee
	A&H Fluid Technologies, Inc.	Alabama
	AIT Canada, ULC	Nova Scotia
	AIT Holding Corp.	Alberta
	AIT International, Inc.	Ohio
	AIT Receivables LLC	Delaware
	Applied Australia Holdings Party Ltd.	Australia
	Applied Canada Holdings, ULC	Nova Scotia
*	Applied Fluid Power Holdings, LLC	Ohio
	Applied Industrial Technologies -- CA LLC	Delaware
	Applied Industrial Technologies -- Capital, Inc.	Delaware
	Applied Industrial Technologies -- Dixie, Inc.	Tennessee
	Applied Industrial Technologies, LP	Ontario
	Applied Industrial Technologies Limited	New Zealand
	Applied Industrial Technologies -- PA LLC	Pennsylvania
	Applied Industrial Technologies -- PACIFIC LLC	Delaware
	Applied Industrial Technologies Canada, ULC	Nova Scotia
	Applied Industrial Technologies Pty Ltd.	Australia
	Applied Luxembourg, S.a.r.l.	Luxembourg
	Applied Maintenance Supplies & Solutions, LLC	Ohio
*	Applied Mexico, S.A. de C.V. (97% owned by subsidiaries of Applied Industrial Technologies, Inc.)	Mexico
	Applied Mexico Holdings, S.A. de C.V .	Mexico
	Applied Northern Holdings, ULC	Nova Scotia
	Applied Nova Scotia Company	Nova Scotia
	Applied US, L.P.	Delaware
	Applied US Energy, Inc.	Ohio
	Applied US Energy-Oklahoma, LLC	Ohio
*	Atlantic Fasteners Co., LLC	Ohio
	BER International, Inc.	Barbados
*	Baro Controls, Inc..	Texas
*	Baro Process Products, Inc.	Texas
*	Basin Engine & Pump, Inc.	Texas
*	Bay Advanced Technologies, LLC	Ohio
*	Bay Advanced Technologies Singapore Pte. Ltd.	Singapore
	Bearing Sales & Services Inc.	Washington
	Bearings, Inc.	Tennessee
	Bearings Pan American, Inc.	Ohio

Schedule 8A

*	Carolina Fluid Components, LLC	Ohio
*	Corrosion Fluid Products Corp.	Michigan
*	DTS Fluid Power, LLC	Ohio
*	Disenos Construcciones y Fabricaciones Hispanoamericanas S.A.	Mexico
*	Eads Distribution, LLC	Delaware
*	ESI Acquisition Corporation (d/b/a Engineered Sales, Inc., ESI Power Hydraulics, and Applied Engineered Systems)	Ohio
*	FCX Performance, Inc.	Ohio
*	Fluid Power Sales, LLC	Ohio
*	FluidTech, LLC	Ohio
*	HUB Industrial Supply, LLC	Ohio
*	Hughes Machinery Company	Missouri
*	HydroAir Hughes, LLC	Ohio
*	HyQuip, LLC	Ohio
*	Olympus Controls Corp.	Oregon
*	Power Systems AHS, LLC	Ohio
*	Pump Energy, Inc.	Delaware
*	Pump Pros, Inc.	Ohio
*	R. L. Stone Company, Inc.	New York
*	Rafael Benitez Carrillo Inc.	Puerto Rico
*	Rodensa Mexico S.A. de C.V.	Mexico
*	S. G. Morris Co. LLC	Ohio
*	Seals Unlimited Holding Co., Inc.	Ontario
*	Seals Unlimited (1976) Incorporated	Ontario
*	Sentinel Fluid Controls, LLC	Ohio
*	Spencer Fluid Power, Inc.	Ohio
*	Txas Oilpatch Services, LLC	Ohio
*	VYCMEX Mexico, S.A. de C.V.	Mexico

8A-2

* Operating companies that do not conduct business under Applied Industrial Technologies trade name.

8A-3

Schedule 8G
Agreement Restricting Indebtedness
Credit Agreement, dated as of January 31, 2018, among Applied Industrial Technologies, Inc., the lenders named therein, and KeyBank National Association, as the administrative agent.
Guaranty of Payment by the Domestic Guarantors and certain other guarantors in favor of KeyBank National Association
Purchase and Sale Agreement, dated as of August 31, 2018, among AIT Receivables LLC, Applied Industrial Technologies, Inc., Applied Industrial Technologies - CA LLC, Applied Industrial Technologies - Dixie, Inc., Applied Industrial Technologies -- PA LLC
Receivables Financing Agreement, dated as of August 31, 2018, among AIT Receivables LLC, as the Borrower, the Persons from time to time party hereto as Lenders and as Group Agents, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Applied Industrial Technologies, Inc, as Servicer, and PNC CAPITAL MARKETS LLC, as Structuring Agent.

Schedule 8G